UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2024

2U, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OF INCORPORATION)
001-36376			26-2335939
(COMMISSION FILE NUMBER)			(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road			20706
Lanham,	MD
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)			(ZIP CODE)
(301) 892-4350
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2024, 2024, the Board of Directors (the “Board”) of 2U, Inc. (the “Company”) increased its size to nine members in accordance with the Company’s Eighth Amended and Restated Certificate of Incorporation, and appointed Ivona Smith as a Class II Director to fill the vacancy created by such increase in size, both effective as of May 9, 2024. Ms. Smith’s term will expire at the Company's 2025 Annual Meeting of Stockholders, subject to the election and qualification of her successor and her earlier death, resignation or removal. The Company does not currently expect that Ms. Smith will serve on any committee of the Board.
Ms. Smith will be compensated pursuant to an Independent Director Agreement entered into between Ms. Smith and the Company on May 9, 2024 (the “Independent Director Agreement”). Under the Independent Director Agreement, Ms. Smith’s compensation for service on the Board and on committees of the Board will consist of a monthly fee of $30,000 payable in advance each month, with the first monthly fee prorated for only that portion of the month remaining after May 9, 2024. Other than the Independent Director Agreement, there is no agreement or understanding between Ms. Smith and any other person pursuant to which she was selected as a director.
Ms. Smith does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

2U, Inc.

May 10, 2024	By:	/s/ Matthew J. Norden
Matthew J. Norden
Chief Financial Officer